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COMPANY CONTACT:
Michael Amideo, Envision Development Corporation, 508-481-8303, michaela@edvcorp.com

MEDIA CONTACTS:
David Politis, Politis Communications, 801-523-3730, 801-556-8184 (mobile), dpolitis@politis.com
Jason Olsen, Politis Communications, 801-523-3730, jolsen@politis.com

BROKER CONTACT:
Leonardo Zangani, L.G. Zangani, 908-788-9660, lgzangani@rcn.com


FOR IMMEDIATE RELEASE

                   ENVISION DEVELOPMENT CORPORATION COMPLETES
                           ACQUISITION OF QVTECH, INC.

MARLBOROUGH, Mass. and COLORADO SPRINGS, Colo. -- April 11 -- Envision Development Corporation (Amex: EDV) today announced the completion of the acquisition of controlling ownership of QVtech, Inc. in a stock exchange transaction.

QVtech is the leading developer of applications to provide security and policy management for email across a wide range of platforms. The company's Interosa(TM) software product, winner of the Best of Show Award for emerging technology at last week's Electronic Messaging Association (EMA) conference, features specific and variable date expiration, non-forwarding, non-edit/cut/paste, and other policy management options for secure email.

"Matching QVtech's breakthrough technology with Envision's management, marketing, and financial strengths is the perfect strategic step for our company," stated QVtech President, Geoff Mulligan. "And," he added, "This is the perfect time."

"The high-quality people of QVtech and the market-leading technology they have developed are an excellent fit for Envision," said Bill Patch, president of Envision Development Corporation. "Interosa sets a very high new standard for email security, and it now becomes a backbone product in our family of transactive technologies."

QVtech is dedicated to providing secure, highly scalable email protection software for businesses. Its flagship product, Interosa, allows email users to transparently add significant security and business-policy protection to their business conversations.

Envision Development Corporation is a rapidly growing leader in providing web-centric transactive technologies through breakthrough applications development and end-to-end ebusiness solutions.

                                      # # #

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the company's filings with the SEC, including its Registration Statement on Form S-1.